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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-64430 of Medical Graphics Corporation on Form S-8 of our report dated August 10, 1999 appearing in this annual report on Form 11-K of the Medical Graphics Corporation 401(k) Savings Plan for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
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Minneapolis, Minnesota
August 10, 1999